UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 10, 2008
SENTISEARCH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52320	20-5655648

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
1217 South Flagler Drive, 3rd Floor
West Palm Beach, Florida                      33401
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 805-684-1830
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
As of March 10, 2008, SentiSearch, Inc. (the “Company”) entered into a Revolving Credit Note with Joseph K. Pagano, the Company’s Chief Executive Officer and Chairman of the Board of Directors, which provides for interest-free loans to the Company. Under the Revolving Credit Note, during March and April of 2008, Mr. Pagano made loans to the Company in the aggregate amount of $106,914, which were used to finance our operating activities. The Revolving Credit Note matures on March 10, 2009 and Mr. Pagano may demand the payment of all of the outstanding principal amount of all borrowings under the Revolving Credit Note at any time prior to the maturity date. Upon the occurrence of certain specified events, the entire outstanding balance of the borrowings under the Revolving Credit Note automatically becomes immediately due and payable.
The total aggregate amount of $106,914 was applied to Mr. Pagano’s subscription in the Company’s financing that has been previously disclosed in the Current Report on Form 8-K filed on May 15, 2008. As of the date hereof, there are no borrowings outstanding under the Revolving Credit Note.
The Revolving Credit Note is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information provided under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits
10.1 Revolving Credit Note

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SentiSearch, Inc.
Date: May 15, 2008	By:	/s/ Joseph K. Pagano
		Name:	Joseph K. Pagano
		Title:	Chief Executive Officer

Exhibit Index

Exhibit
No.	Exhibit
10.1	Revolving Credit Note